SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2007

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction or incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02. Results of Operations and Financial Condition
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 2.02.	Results of Operations and Financial Condition

On April 10, 2007, Novatel Wireless, Inc. issued a press release announcing that four tier-one operators and two OEM partners have launched its next generation HSDPA product portfolio throughout Europe and customer relationships resulting in more than a 25 percent sequential increase in HSDPA EMEA sales in the first quarter ended March 31, 2007. The Company also indicated that sales of its EV-DO Ovation product line generated over $30 million in revenue for the first quarter ended March 31, 2007. The press release is attached as Exhibit 99.1 to this report.

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 only if such subsequent filing specifically references this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release, dated April 10, 2007 announcing that four tier-one operators and two OEM partners have launched its next generation HSDPA product portfolio throughout Europe and customer relationships resulting in more than a 25 percent sequential increase in HSDPA EMEA sales in the first quarter ended March 31, 2007. The Company also indicated that sales of its EV-DO Ovation product line generated over $30 million in revenue for the first quarter ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: April 10, 2007	By:	/s/ Dan L. Halvorson
Dan L. Halvorson
Chief Financial Officer and Treasurer, (Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release, dated April 10, 2007 announcing that four tier-one operators and two OEM partners have launched its next generation HSDPA product portfolio throughout Europe and customer relationships resulting in more than a 25 percent sequential increase in HSDPA EMEA sales in the first quarter ended March 31, 2007. The Company also indicated that sales of its EV-DO Ovation product line generated over $30 million in revenue for the first quarter ended March 31, 2007.